SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2002

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 KINGSTON COURT, MT. PROSPECT, ILLINOIS	60056
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

SIGNATURES

ITEM 5. OTHER EVENTS.

     ISCO International, Inc. announced the expiration of its previously announced rights offering on Friday February 15, 2002 at 5:00 p.m. EST. The offering was fully subscribed, resulting in gross proceeds of approximately $20 million to the Company. The proceeds will be used to repay debt, for working capital, and for general corporate purposes. The rights offering involved the offer of approximately 40 million shares of newly issued common stock at $0.50 per share. Each shareholder who exercised their basic subscription privilege will receive the number of shares for which they subscribed. Due to an oversubscription, shareholders exercising their oversubscription privilege will receive a pro rata portion of the number of shares subscribed for based on the number of shares each subscriber for additional shares has purchased under the basic subscription privilege. Any excess funds received by the Company will be returned to shareholders without interest.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 21, 2002		ISCO INTERNATIONAL, INC.

	By:	/s/ Charles F. Willes
Charles F. Willes Principal and Chief Accounting Officer